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                                  SCHEDULE 14A
===============================================================================

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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 FIRSTMARK CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                             H. WILLIAM COOGAN, JR.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

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                             H. William Coogan, Jr.
                          1801 Libbie Avenue, Suite 201
                            Richmond, Virginia 23226


Dear Fellow Firstmark Shareholder:

     I am the former Chairman, President and CEO and one of the largest shareholders of Firstmark Corp.

     I believe that the election of a new board is necessary to guide Firstmark to grow successfully, increase shareholder value and maximize the opportunities we have at Firstmark Aerospace Corp., our newly acquired aerospace and defense business. I am therefore seeking your support to elect [six] nominees to Firstmark's board who share my belief that Firstmark's stock trades at levels far below its potential value and who share my views about the strategies required to maximize the value of our company and maximize the opportunities at Firstmark Aerospace.

     Join me in my effort to increase the value of our investment. Firstmark's Substitute Annual Meeting is scheduled to take place on September 6, 2002. At that time, you will have the opportunity to revitalize your company by electing a new board of directors.

     The enclosed proxy statement contains important information concerning Firstmark's Substitute Annual Meeting and my nominees --- please read it carefully.

     I URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED GREEN PROXY SHEET TODAY TO VOTE FOR THE ELECTION OF MY NOMINEES.

     Thank you for your support.

                                            Sincerely,


                                            H. William (Bill) Coogan, Jr.



                                    IMPORTANT

   o Please sign, date and return the enclosed GREEN proxy sheet today in the postage-paid envelope provided.

   o Do not sign any proxy card that you may receive from Firstmark, even as a protest vote against Firstmark's current board and management.

   o If you have any questions, or need assistance voting, please contact the firm assisting in the solicitation of proxies:


                            [name of proxy solicitor]

                          TOLL-FREE: (____) ____-______
               Banks and Brokers, call collect: (____) ____-______

                                     NOTICE
                                       OF
                    SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS
                               OF FIRSTMARK CORP.
                         TO BE HELD ON SEPTEMBER 6, 2002

NOTICE IS HEREBY GIVEN that a Substitute Annual Meeting of Shareholders (the "Substitute Annual Meeting") of Firstmark Corp. (the "Corporation") will be held on Friday, September 6, 2002 at 2:30 p.m., Eastern Time, at One Portland Square, Ninth Floor, Portland, Maine, 04101 to consider the following proposals:

         1. To fix the number of directors to serve until the next Annual Meeting of Shareholders at ____.

         2. To elect directors to serve until the next Annual Meeting of Shareholders.

         3. To ratify the appointment of Ernst & Young, LLP to audit the Corporation's financial statements for its 2002 fiscal year.


     The undersigned has fixed the close of business on August 9, 2002 as the record date for determining shareholders of the Corporation entitled to notice of and to vote at the Substitute Annual Meeting and at any adjournments thereof.



                                                 _______________________________
                                                 H. William Coogan, Jr.
                                                 1801 Libbie Avenue, Suite 201
                                                 Richmond, Virginia 23226



_____________, 2002

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                                 Firstmark Corp.

                             -----------------------

                    SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------

                         PRELIMINARY PROXY STATEMENT OF
                             H. WILLIAM COOGAN, JR.

     This proxy statement and the enclosed GREEN proxy sheet are being furnished to you, the holders of common stock, par value $0.20 per share, of Firstmark Corp., a Maine corporation ("Firstmark" or the "Company"), in connection with the solicitation of proxies by me, H. William Coogan, Jr., for use at Firstmark's Substitute Annual Meeting of Shareholders, and at any adjournments or postponements thereof (the "Annual Meeting"), to be held on Friday, September 6, 2002 at 2:30 p.m., Eastern Time, at One Portland Square, Ninth Floor, Portland, Maine, 04101. Only holders of Firstmark common stock at the close of business on August 9, 2002 are entitled to notice of, and to vote at, the Annual Meeting,

     At the Annual Meeting, the board of directors of Firstmark will be seeking
(i) to fix the number of directors to serve until the next annual meeting of shareholders at __, (ii) to elect directors to serve until the next annual meeting of shareholders, and (iii) to ratify the appointment of Ernst & Young, LLP to audit Firstmark's financial statements for 2002.

     Pursuant to this proxy statement, I am soliciting proxies from shareholders of Firstmark common stock to vote FOR fixing the number of directors to serve until the next annual meeting of shareholders at ___ , FOR electing my director-nominees presented in this proxy statement to serve as directors of Firstmark and FOR ratifying the appointment of Ernst & Young, LLP to audit Firstmark's financial statements for 2002.

                                    * * * * *

     A proxy may be given by any person who held shares of Firstmark common stock on August 9, 2002, the record date for the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to sign and date the enclosed GREEN proxy sheet and return it in the postage-paid envelope provided. Your latest-dated proxy is the only one that counts, so you may return the GREEN proxy sheet even if you have already delivered any other proxy. Please do not return any proxy sent to you by the board of directors of Firstmark. If you have already returned a [white] proxy card sent to you by Firstmark that card will be automatically revoked if you complete and return the enclosed GREEN proxy card. It is very important that you date your proxy.

     This proxy statement and the enclosed GREEN proxy sheet are being provided by H. William Coogan, Jr. and not by the board of directors of Firstmark.

                                    * * * * *

     This proxy statement and the enclosed GREEN proxy sheet are first being furnished to shareholders on or about _____________, 2002.

                     WHY I BELIEVE IT IS TIME TO CHANGE THE
                         BOARD OF DIRECTORS OF FIRSTMARK

     [# ] of the director-nominees proposed by Firstmark's board of directors are incumbent directors of the Company. I believe that it is time to change the board of directors at Firstmark. The reasons for my belief include the following:

Before I joined Firstmark as its Chairman, President and CEO, the price of the Company's common stock languished.

     Before I became Chairman, President and CEO of Firstmark in November 2001, the Company's sales prices during the third quarter of 2001 for its common stock ranged from a low of $0.32 to a high of $0.52 per share. During the past 30 days, Firstmark's common stock has traded at a low of $_____ and a high of $____. On the latest practicable date before the date of this proxy statement, _____________, 2002, the closing price of Firstmark was $_______ according to the OTC Bulletin Board Internet site. That's an increase of more than _____% in less than a year under my watch. I believe that if my director-nominees were elected, Firstmark common stock would further increase in value. However, I am not confident, given the current board of directors, that the price of common stock will continue on an upwards path, and that the opportunity to grow Firstmark Aerospace Corp. will be maximized.

Firstmark has not held a regular shareholders meeting since 1996, and I believe shareholders should have a board that promotes the highest levels of corporate governance procedures and gives shareholders a voice in electing directors.

     Firstmark is required to have an annual meeting each year to be in full compliance with applicable Maine law. While the Company did have a special shareholders' meeting in February 1999 to vote on the sale of Southern Title to Old Guard, it has not held a regular annual shareholders' meeting since the fall of 1996. Whether one chooses to count from the last special shareholders' meeting (held over three years ago) or regular annual meeting (held nearly seven years ago), such a meeting is long overdue. Additionally, none of Firstmark's current directors, including me, has been duly elected by the Company's shareholders at such a meeting. Each current director has been appointed by other current directors but not by Firstmark shareholders.

     I have repeatedly voiced my concern about the length of time that has passed since a regular annual meeting has been held, and have met with resistance each time. I believe the proper election of Firstmark's directors at a properly conducted meeting should be a priority for the Company and its current directors, as well as for all shareholders. While four of the Company's directors have served for less than a year (me, Messrs. Ezami, Gorman and Mayer), the remaining two (Messrs. Aplin and Ellis) have been directors since early in 2001 and have seen many months go by without having an annual meeting. I believe this system of shareholder neglect needs to stop - and that is why I have called for a substitute annual meeting. I am concerned that the rights of Firstmark's shareholders have been ignored by the Company's board.

I believe that the director-nominees proposed by Firstmark's board of directors lack the relevant business experience to effectively manage and grow Firstmark.

     I believe that the director-nominees proposed by the current board of directors of Firstmark do not have the relevant business experience, including experience in successfully managing a public company, to restore investor confidence in Firstmark and effectively implement a strategy to enhance the value of an investment in the Company's common stock by maximizing the business opportunity at Firstmark Aerospace Corp. Among my director-nominees are two current chief executive officers of publicly held companies. All of my director-nominees have significant business experience that is relevant to Firstmark's current operations, and a number of my director-nominees have specific industry experience and contacts in the defense and aerospace sectors.

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     To provide what I believe is the right leadership for the future of
Firstmark, I have worked to assemble a slate of director-nominees comprised of people who have experience in the financing, management and governance of pubicly held corporations. I believe that accountability starts at the top and that a new and better qualified board of directors will take action to enhance shareholder value and lead Firstmark in seeking growth opportunies.

     Of course, no assurance can be given that electing my slate of director-nominees or replacing Firstmark's board will increase the value of an investment in Firstmark common stock or produce other desirable results.

One reason the board hired me was to acquire companies and put Firstmark's capital to work. I believe that the Tecstar Electro Systems acquisition will provide shareholder benefit in the future and more advantageous transactions are on the horizon.

     The acquisition of the business formerly known as Tecstar Electro Systems, Inc. was completed on July 9, 2002. This acquisition comes less than eight months after I became Chairman, President and Chief Executive Officer of Firstmark. The business is a well established manufacturer of electro-mechanical components for the aerospace and defense industries. I found this acquisition, negotiated it with the seller and completed it on behalf of Firstmark and you, its shareholders.

     I believe we have finally put Firstmark on the path to a new and exciting future. Our first acquisition has been well thought out and well executed. But if the current board is allowed to remain in place I believe our prospects for additional growth and acquisitions will deteriorate quickly. Without solid management, knowledgeable and capable board members and an independent corporate governance mechanism, Firstmark's future may be just as poor as its recent past has been.

                      CALLING OF SUBSTITUTE ANNUAL MEETING

     On July 12, 2002, in my capacity as President of Firstmark, I issued a Call of Substitute Annual Meeting of Shareholders (the "Call") for September 6, 2002 at 2:30 p.m. at One Portland Square, Ninth Floor, Portland, Maine, 04101. On August 2, 2002, I delivered a Notice of the Substitute Annual Meeting dated August 2, 2002 (the "Notice") to all of the holders of Firstmark common stock and filed the Notice with the Securities and Exchange Commission (the "SEC") and set the record date for the Annual Meeting as August 9, 2002. Accompanying this proxy statement is an updated notice for the Annual Meeting which I am delivering to all holders of Firstmark common stock.

     In order to prevent the current board of Firstmark from further delaying or avoiding the Annual Meeting, I (along with my spouse, Susan C. Coogan, as Trustee of The H. William Coogan Irrevocable Trust, a shareholder of Firstmark), filed a complaint on August 6, 2002 in the United States District Court for the District of Maine seeking a court order to, among other things, enjoin the Company from (1) taking any actions to prevent or delay the Substitute Annual Meeting of Shareholders of Firstmark called for September 6, 2002 pursuant to the Call; and (2) issuing any shares of the Company's stock. On August 7, 2002, I (along with my spouse, Susan C. Coogan, as Trustee of The H. William Coogan Irrevocable Trust), filed a motion for an ex parte temporary restraining order and preliminary injunction in the United States District Court for the District of Maine requesting that the court enter an order to, among other things, enjoin the Company and certain of its directors from in any way attempting to change either the record date set for the Annual Meeting or the date of the shareholders meeting scheduled for

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September 6, 2002 or in any way preventing or hindering the meeting from taking place on that date. On August 8, 2002, the court entered such an order.

          FIXING THE NUMBER OF DIRECTORS OF FIRSTMARK AT ____ DIRECTORS

     The board of directors of Firstmark currently consists of one class of six directors. The Company has nominated ____ individuals to become director. I have nominated [six] individuals to become directors of Firstmark. Those shareholders of Firstmark who are present and eliigible to vote at the Annual Meeting, in person or by proxy, will be entitled to elect the directors of Firstmark to serve until the 2003 annual meeting of shareholders of Firstmark and until his or her successor is elected and qualified.

     Under the Company's articles of incorporation and bylaws, the number of directors may be fixed at no less than three and no more than seven and each serves for one year and until the next annual meeting of shareholders and until a successor is elected and qualified. Following the Annual Meeting, the shareholders or the board may, by subsequent resolution, increase the number of directors, within the above limits, and elect additional directors.

     As to matters other than the election of directors that may be brought before the Annual Meeting, Maine law provides that any corporate action to be taken at a shareholders' meeting at which a quorum is present shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the subject matter, except to the extent that a greater vote is required by law or by the Company's articles or bylaws. The bylaws of the Company provide that corporate action at a shareholders meeting shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote on the subject matter. As to any matter other than the election of directors, abstentions and broker non-votes will be treated as not voting for such matter and will have the same effect as a vote against the matter brought before the shareholders at the Annual Meeting.


                            THE ELECTION OF DIRECTORS

     I believe that my director-nominees are highly qualified, based on their business and professional experience as summarized below, to serve as directors of Firstmark. Each of my director-nominees has furnished the information about him that is provided in this proxy statement. Additional disclosure regarding my director-nominees and the other participants in my solicitation can be found in Annex A to this proxy statement. I have provided written notice to Firstmark of my intent to nominate my director-nominees at the Annual Meeting, and I intend to deliver a proxy statement and form of proxy to all holders of Firstmark's common stock. Each of my director-nominees has consented to serve as a director of Firstmark if elected and to be named in this proxy statement and in my other soliciting materials as my director-nominee.

Information About My Director-Nominees

         The following are my director-nominees:

Timothy W. Byrne

     Mr. Byrne, age 44, rejoined United States Lime & Minerals, Inc., a company engaged in the production and sale of lime and limestone products, in December 2000 as its President and Chief Executive Officer, positions he previously held during 1997 and 1998. Mr. Byrne has served U.S. Lime & Minerals as a director since 1991 and as Chief Financial Officer and Senior Vice President or Vice President of Finance and Administration from 1990 to 1998. Before rejoining U.S. Lime & Minerals in 2000, Mr. Byrne was President of Rainmaker Interactive, Inc., an Internet services and communications

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company focusing on strategy, marketing and technology.  Prior to joining U.S.
Lime & Minerals in 1990, Mr. Byrne was a partner at a consulting and accounting firm in Washington, D.C.

H. William Coogan, Jr.

     Mr. Coogan, age 48, was President and Chief Executive Officer of Firstmark from November 2001 until August 5, 2002. He is a current director of Firstmark and served as Chairman of the Board of Directors of Firstmark from November 2001 until August 5, 2002. From June 1997 until June 2001, Mr. Coogan was Managing Director of Rothschild North America, Inc., the North America subsidiary of the Rothschild Group, one of the world's leading independent investment banking organizations providing financial services to governments, corporations and individuals worldwide. Mr. Coogan has over 20 years of experience in investment banking and mergers and acquisitions with such firms as CS First Boston (where he was a Management Partner and Chief Operating Officer of its Los Angeles investment banking office), Wheat First Securities (now Wachovia Securities; where he was Managing Director, Director and Head of Investment Banking) and Libra Investments (now U.S. Bancorp Libra; where he was head of investment banking and one of its co-founders).

Alireza Ezami

     Mr. Ezami, age 50, is President and Chief Operating Officer of Firstmark Aerospace Corporation, a wholly owned subsidiary of Firstmark. Firstmark Aerospace Corporation was formally Tecstar Electro Systems, Inc. before Firstmark acquired it in July 2002. Mr. Ezami is a current director of Firstmark. Mr. Ezami held the following positions at Tecstar: Director of Quality, from July 1997 to January 1998; General Manager, beginning in January 1998 until April 1998; and Vice President and General Manager, from May 1998 to July 2002.

John D. McCown

     Mr. McCown, age 47, has served as Chairman of the Board of Directors and Chief Executive Officer of Trailer Bridge, Inc., a trucking and marine freight carrier company, since November 1995. He has been a director of Trailer Bridge since April 1991, and from July 1992 to November 1995 was a Vice President of the company. Mr. McCown is also President and Chief Executive Officer of Kadampanattu Corp., an affiliate of Trailer Bridge that is engaged in marine freight service.

George C. Odden

     Mr. Odden, age ____, has been a Director in the Global Industrial Group of UBS Warburg, a leading global investment bank and securities firm, since late 2001. Mr. Odden's focus at UBS Warburg is on the aerospace and chemical industries. From 1999 to 2001, he served as Vice President of Corporate Development for Rockwell International. In that capacity, he was involved with the acquisition of Kaiser Aerospace, the acquisition of Sony TransCom and the spin-off of Rockwell Collins from Rockwell International. [occupation information for 1997 and 1998 to follow]

John T. Wyand

     Mr. Wyand, age 72, has been the sole owner and President of Wyand Enterprises, Ltd., a Maine corporation doing business as John T. Wyand Associates and Universal International Corporate Consultants, Ltd., professional consultants providing services in the areas of business finance and human resources, since 1976.

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     I have no reason to believe that any of my director-nominees will be disqualified or unwilling or unable to serve if elected. I reserve the right to nominate substitute persons if Firstmark makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of my director-nominees, or if any of my director-nominees are otherwise unavailable to serve.

     A vote for my director-nominees is a vote to start a process intended to enhance shareholder value. I strongly believe that a change in the makeup of the board of directors of Firstmark is in the best interest of all shareholders.

Vote Required

     Maine law provides that those candidates receiving the greatest number of votes cast at a meeting of shareholders, duly called and at which a quorum is present, will be deemed elected. Unless otherwise provided in the bylaws, under Maine law, a majority of the shares entitled to vote at a meeting will constitute a quorum at a meeting of shareholders. The bylaws of the Company provide that at any meeting of the shareholders, a majority of the shares entitled to vote, constitutes a quorum. Provided a quorum is present at the meeting, those nominees for director receiving the greatest number of votes will be elected, regardless of whether they receive a majority of the votes cast. Abstentions and broker non-votes will be treated as not voting for the election of directors and will have no effect in determining the directors receiving the most affirmative votes.

My Recommendation

     I URGE YOU TO VOTE FOR THE ELECTION OF EACH OF MY NOMINEES ON THE ENCLOSED GREEN PROXY SHEET.

                                    AUDITORS

     I have no objection to the ratification of the appointment of Ernst &Young, LLP to audit Firstmark's financial statements for 2002. Unless otherwise specified, proxies received by me will be voted for the ratification of the appointment of Ernst &Young, LLP.

                        GENERAL INFORMATION ABOUT VOTING

How do I vote in person?

     If you own Firstmark common stock on the record date, August 9, 2002, you may attend the Annual Meeting and vote in person. If you are not the record holder of your shares, please refer to the discussion following the question "What if I am not the record holder of my shares?"

What if I am not the record holder of my shares?

     If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can give a proxy with respect to your shares. You may have received either a blank, executed proxy card from the record holder (which you can complete and return directly following the instructions below) or an instruction card (which you can complete and return to your bank or broker to direct its voting of your shares). If your bank or broker has not sent you either a blank, executed proxy card or an instruction card, you may contact the record holder directly to provide it with instructions. If you need assistance, please contact my proxy solicitor, _______________, by telephone at
________________.

     If you do not have record ownership of your shares and want to vote in person at the Annual Meeting, you may obtain a document called a legal proxy from the record holder of your shares and bring it to the Annual Meeting. If you need assistance, please contact my proxy solicitor, _________________, by telephone at ____________________.

How do I vote by proxy?

     To vote by proxy, you should complete, sign and date the enclosed green proxy sheet and return it promptly in the enclosed postage-paid envelope.

     To be able to vote your shares in accordance with your instructions at the Annual Meeting, your proxy must be delivered as soon as possible and in any event before the underlying shares are voted at the meeting. You may vote your shares without submitting a green proxy sheet if you vote in person or submit a proxy to the secretary of Firstmark.

What should I do if I receive a [white] proxy card?

     Proxies on the [white] proxy card are being solicited by the current board of directors of Firstmark. If you submit a proxy by signing and returning the enclosed green proxy sheet, do not sign or return the [white] proxy card or follow any voting instructions provided by Firstmark unless you intend to change your vote, because only your latest-dated proxy will be counted.

     If you have already sent a [white] proxy card to Firstmark, you may revoke it and provide your support to my director-nominees by signing, dating and returning the enclosed green proxy sheet.

What if I want to revoke my proxy?

     If you give a proxy, you may revoke it at any time before it is voted on your behalf. You may do so in three ways:

     o By delivering a later-dated proxy to either [name of proxy solicitor] or the secretary of Firstmark; or

     o By delivering a written notice of revocation to either [name of proxy solicitor] or the secretary of Firstmark; or

     o  By voting in person at the Annual Meeting.


     If you choose to revoke a proxy by giving written notice or a later-dated proxy to the secretary of Firstmark, I would appreciate if you would assist me in representing the interests of shareholders on an informed basis by sending me a copy of your revocation or proxy or by calling [name of proxy solicitor] at ____________________. If you choose to revoke a proxy by giving written notice or a later-dated proxy to [name of proxy solicitor], it will deliver your notice or proxy to the secretary of Firstmark. Remember, your latest-dated proxy is the only one that counts.

If I plan to attend the Annual Meeting, should I still submit a proxy?

     Whether you plan to attend the Annual Meeting or not, I urge you to submit a proxy. Returning the enclosed green proxy sheet will not affect your right to attend the Annual Meeting and vote.

Who can vote?

     You are eligible to vote or to execute a proxy only if you own Firstmark common stock on the record date for the Annual Meeting, which is August 9, 2002. Even if you sell your shares after the record date, you will retain the right to execute a proxy in connection with the Annual Meeting. It is important that you grant a proxy regarding shares you held on the record date, or vote those shares in person, even if you no longer own those shares.

How many votes do I have?

     With respect to each matter to be considered at the Annual Meeting, each holder of common stock of Firstmark will have one vote for each share of Firstmark common stock held on the record date. Based on documents publicly filed by Firstmark, I believe Firstmark has no outstanding voting securities other than its common stock.

How will my shares be voted?

     If you give a proxy on the accompanying green proxy sheet, your shares will be voted as you direct. If you submit a green proxy sheet without instructions, I will vote your shares. Unless you check the WITHHOLD box, submitting a green proxy sheet will generally entitle me to vote your shares in accordance with my discretion on matters not described in this proxy statement that may arise at the Annual Meeting. Applicable SEC rules permit me to vote in my discretion on any matters which I do not know are to be presented at the Annual Meeting, other than any matters as to which the rules promulgated by the SEC or any applicable state law do not permit discretionary voting, such as the election of any person to any office for which a bona fide nominee is not named in this proxy statement. For example, if you do not check the WITHHOLD box, I will have discretionary authority to vote for any substitute director-nominees that I may nominate.

     Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date by the person who submitted the proxy.

Who will vote my shares at the Annual Meeting?

     If you provide a proxy on the accompanying green proxy sheet, I will hold your proxy and will vote your shares at the Annual Meeting as directed in the proxy card you provide.

What is a quorum and why is it necessary?

     Conducting business at the Annual Meeting requires a quorum. For a quorum to exist, shareholders representing a majority of the votes eligible to be cast must be present in person or represented by proxy. Under the Maine Business Corporation Act, abstentions and broker non-votes (when your shares are held in street name, and you do not tell the broker or nominee how to vote your shares) are treated as present for purposes of determining whether a quorum exists.

What vote is required to approve each proposal and how will votes be counted?

     If a quorum is present, new directors will be elected by a plurality of the votes cast. This means that the [six] director-nominees receiving the highest number of votes will be elected as directors. Accordingly, abstentions and broker non-votes do not have the effect of a vote against the election of any director-nominees. Brokers will not have discretion to vote shares held in street name in connection with the election of directors without instructions from the beneficial owner of the shares with respect to the proposals under this proxy statement at the Annual Meeting. You do not have the right to cumulate your votes.

     Each proposal other than the election of directors will be adopted if a majority of the shares represented at the meeting and entitled to vote on the proposal are voted in its favor. Accordingly, abstentions on each such proposal will have the same effect as a vote against the proposal. Broker non-votes will not have the effect of a vote for or against any such proposal.

How can I receive more information?

     If you have any questions about giving your proxy or about my solicitation, or if you require assistance, please call [name of proxy solicitor] at
______________.

                         PROXY SOLICITATION AND EXPENSES

     I am soliciting your proxy through this proxy statement. My director-nominees and I may solicit proxies in person and by mail, press release, advertisements in newspapers, magazines and/or trade publications, telephone, facsimile, telegraph, electronic mail, Internet, publication, television, radio and newspapers. No person identified above has or will receive compensation for soliciting proxies.

     I will ask banks, brokers, custodians, nominees, other institutional holders and other fiduciaries to forward all soliciting materials to the beneficial owners of the shares that those institutions hold of record. I will reimburse those institutions for reasonable expenses that they incur in connection with forwarding my materials.

     I have retained ______________ to solicit proxies on my behalf in connection with the Annual Meeting. _________________ may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately ___ people in its efforts. I have agreed to reimburse _____________ for its reasonable expenses and to pay it fees not to exceed $_______.

     Although no precise estimate can be made at the present time, I currently estimate that the total expenditures relating to this proxy solicitation incurred by me will be approximately $______________ of which approximately $____________ has been incurred to date. I may, particularly if my director-nominees are elected to Firstmark's board of directors, seek reimbursement of my expenses from Firstmark. I do not intend to seek shareholder approval of that reimbursement.

                            INFORMATION ABOUT ME AND
                OTHER PARTICIPANTS IN MY SOLICITATION OF PROXIES

     My director-nominees and I are participants in this solicitation of proxies for the Annual Meeting within the meaning of the federal securities laws. Information related to the participants, including their beneficial ownership of Firstmark capital stock, is set forth on Annex A to this proxy statement and is incorporated into this proxy statement by reference. Except as set forth on Annex A, none of the participants is party to any commercial dealing with Firstmark or its subsidiaries that is required to be discussed in this proxy statement by the federal securities laws. Information in this proxy statement about each participant was provided by that participant.

                           INFORMATION ABOUT FIRSTMARK

     Based upon information provided in Firstmark's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2002 filed with the SEC on ____________ 2002, the mailing address of the principal executive offices of Firstmark is 2700 Via Fortuna, Suite 400, Austin, Texas 78746, telephone (512) 306-8222.

     Annex B sets forth information obtained from Firstmark's public filings related to the beneficial ownership of Firstmark's capital stock and is incorporated in this proxy statement by reference.

     The information concerning Firstmark has been taken from or is based upon documents and records on file with the SEC and other publicly available information, and I have not independently verified the content of these filings or other information.

                         OTHER MATTERS TO BE VOTED UPON

     I am not aware of any other business to be acted upon at the Annual Meeting. If, however, other matters are properly brought before the Firstmark Annual Meeting or any adjournment or postponement of the Annual Meeting, I, as proxy holder, will have discretion to act on those matters.

                              SHAREHOLDER PROPOSALS

     According to the preliminary proxy statement of Firstmark for the 2002 annual meeting of shareholders, as filed with the SEC on ____________, 2002, all shareholder proposals which are intended to be presented at the 2003 annual meeting of shareholders of Firstmark must be received by Firstmark no later than ______________, for inclusion in Firstmark's proxy statement and form of proxy relating to the meeting.

                                   * * * * * *

     Questions or requests for additional copies of this proxy statement should be directed to:

             [name, address and telephone number of proxy solicitor]

                                                                        ANNEX A

                            INFORMATION ABOUT ME AND
                OTHER PARTICIPANTS IN MY SOLICITATION OF PROXIES

     I, H. William Coogan, Jr., and my director-nominees, are participants in the solicitation of proxies in support of the election of my directors-nominees to the Firstmark board of directors. My director-nominees are Timothy W. Byrne, Alireza Ezami, John D. McCown, George C. Odden, John T. Wyand and me.

     In addition, my spouse, Susan C. Coogan, is trustee of The H. William Coogan Irrevocable Trust (the "Trust"), a trust organized under the laws of the Commonwealth of Virginia. The Trust owns 1,162,903 shares of common stock, representing approximately ___% of the outstanding shares of common stock. The Trust's principal business is investing in and holding stock and other assets. _____________ are beneficiaries of the Trust. The address for the Trust is Susan
C. Coogan, Trustee, 4712 Charmian Road, Richmond, Virginia 23226. I am making this disclosure in the event that the Trust and Ms. Coogan may be deemed to be participants in the solicitation of proxies in support of the election of my director-nominees to Firstmark's board of directors.

Occupations

     The present principal occupation or employment of each of my director-nominees is described in the proxy statement under "The Election of Directors -- Information About My Nominees."


                               SECURITY OWNERSHIP

     The participants and their associates may be deemed to have beneficial ownership of Firstmark common stock as set forth below. Beneficial ownership is determined in accordance with the rules of the SEC. The number and percentage of shares beneficially owned are based on the aggregate of _______________ shares of common stock outstanding as of August 9, 2002 as reported in Firstmark's preliminary proxy statement filed on ___________, 2002.

     Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned.

                                               Shares of        Percentage of
                                              Common Stock      Common Stock
                                             Beneficially       Beneficially
Name of Beneficial Owner                         Owned              Owned
------------------------                     -------------      --------------
H. William Coogan, Jr.
1801 Libbie Avenue, Suite 201
Richmond, Virginia 23226..................      1,537,379           ____%

The H. William Coogan Irrevocable Trust
Susan C. Coogan, Trustee
c/o Susan C. Coogan
4712 Charmian Road
Richmond, Virginia 23226..................      1,162,903           ____%

Timothy W. Byrne
13800 Montfort Drive, Suite 330
Dallas, Texas 75240.......................        ---                ---

Alireza Ezami
921 Holloway Street
Durham, North Carolina 27701..............        ---                ---

John D. McCown
660 Madison Avenue
10th Floor
New York, New York 10021..................        ---                ---

George C. Odden
299 Park Avenue
New York, New York 10171..................        ---                ---

John T. Wyand
2960 Longleat Woods
Sarasota, Florida 34235...................        ---                ---


     No participant and no associate of any participant beneficially owns any securities of Firstmark other than common stock. No participant beneficially owns any securities of any parent or subsidiary of Firstmark. No participant has record but not beneficial ownership with respect to any securities of Firstmark.

Transactions in Firstmark Securities

     Other than the transactions described below, no participant has purchased or sold any securities of Firstmark in the past two years.

     On various dates from July 10, 2002 through July 17, 2002, I purchased an aggregate of 55,000 shares of common stock in the open market for an aggregate purchase price of $83,620.91. The purchases were made using my personal funds. Certain information with respect to the open market purchases made by me during the past two years is provided in the table below.

                      Information on Open Market Purchases

    Date
  Purchased         Shares       Share Price   Commission       Total Cost
--------------    ---------      -----------   -----------    -------------
July 10, 2002       2,000        $    1.05      $   94.50     $   2,194.50
                  =========                                   =============

July 15, 2002         500        $    1.35          30.38     $     705.38
                    1,000        $    1.30          58.50     $   1,358.50
                   10,000        $    1.45         652.50     $  15,152.50
                    7,000        $    1.45         456.75     $  10,606.75
                      500        $    1.28          28.80     $     668.80
                  ---------                                   -------------
                   19,000                                     $  28,491.93
                  =========                                   =============

July 16, 2002      20,000        $    1.49       1,341.00     $  31,141.00
                    3,000        $    1.49         201.15     $   4,671.15
                      500        $    1.48          33.30     $     773.30
                  ---------                                   -------------
                   23,500                                     $  36,585.45
                  =========                                   =============

July 17, 2002      10,000        $    1.49         670.50     $  15,570.50
                      500        $    1.49          33.53     $     778.53
                  ---------                                   -------------
                   10,500                                     $  16,349.03
                  =========                                   =============


TOTAL              55,000                                     $  83,620.91
                  =========                                   =============


     In addition, beginning July 11, 2002 and through the date of this proxy statement, I entered into __ Securities Purchase Agreement and Option to Acquire Shares contracts (each a "Securities Purchase Agreement" and collectively the "Securities Purchase Agreements") with certain holders of the Company's common stock. Pursuant to the terms of the Securities Purchase Agreements, each such holder of the Company's common stock (each a "Seller" and collectively the "Sellers") agreed to sell to me a certain number of shares of common stock held by each Seller at a per share purchase price of $1.00. The total number of shares of common stock that I have purchased under the Securities Purchase Agreements as of the date of the proxy statement is ______, for an aggregate acquisition purchase price of $_____. Those Sellers from whom I have not purchased shares as of the date of the proxy statement have constituted and appointed me to be such Sellers' true and lawful attorney-in-fact to vote the shares held by each Seller on the date of the Securities Purchase Agreements on any and all matters that may be put to a vote of shareholders of the Company at any regular or special meeting of shareholders of the Company. Subject to the terms of the Securities Purchase Agreements, such proxy granted to me is irrevocable. Seller information with respect to each Securities Purchase Agreement is listed in the table below.

                          Information on Parties to the
                         Securities Purchase Agreements

Date              Seller
----              ------

July 11, 2002     Jeffrey Vigue
July 11, 2002     Michael E. and Sally E. Bouthot JT Ten
July 11, 2002     Clyde Campbell, Trustee
                  Ada Campbell, Trustee, The Campbell Living Trust
July 11, 2002     Millard S. Parlin Jr.
July 11, 2002     Robert W. Getchell
July 11, 2002     John Joseph Jr., Custodian -
                  Caroline M. Joseph UGMA ME
July 11, 2002     John Joseph Jr., Custodian -
                  Amy H. Joseph UGMA ME
July 11, 2002     John Joseph Jr., Custodian -
                  John M. Joseph, III, UGMA ME
July 11, 2002     Tessa K. Joseph
July 11, 2002     Elsie P. Viles
July 11, 2002     William T. Adamson II
July 11, 2002     Clarence and Barbara Herrick, Trustees, Herrick Living Trust
July 11, 2002     Susan Bassi Brown
July 11, 2002     Kristopher M. Gilbert-Vigue
July 11, 2002     Ivy L. Gilbert
July 11, 2002     Ivy L. Gilbert, as President of
                  GV Financial Group
July 11, 2002     James F. Vigue
July 11, 2002     Walter H. Zukowski, Trustee -
                  Walter H. Zukowski Trust
July 11, 2002     Harold L. Vigue, Trustee -
                  Vigue Loving Trust
July 11, 2002     Lorraine Kingsbury, Trustee -
                  Robert S. Kingsbury Family Trust
July 11, 2002     John M. Joseph, Trustee -
                  Joseph Family Trust
July 11, 2002     William G. Savage, Trustee -
                  Savage Family Trust
July 15, 2002     John Vigue for
                  Oyster River Management
July 15, 2002     Arthur J. Haug, Trustee -
                  The Haug Loving Trust
July 16, 2002     Warren M. Aldred and Beverly L. Aldred
July 17, 2002     John T. Wyand, Trustee -
                  John T. Wyand Trust

     As indicated in the table above, one of my director-nominees, John T. Wyand, serves as trustee for The John T. Wyand Trust ("Wyand Trust"). The Wyand Trust has entered into a Securities Purchase Agreement with me and is a Seller.

     For more information on the Securities Purchase Agreements, please see my Amendment No. 2 to my statement on Schedule 13D that I filed with the SEC on July 19, 2002.

Arrangements, Interests, Transactions and Other Information

     Except as set forth herein, no participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Firstmark, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Neither a participant, an associate of any participant nor a person who is a party to any arrangement or understanding pursuant to which any of my director-nominees is proposed to be elected has any arrangement or understanding with any person with respect to future employment by Firstmark or its affiliates or with respect to any future transactions to which Firstmark or any of its affiliates will or may be a party.

     I have interests in the solicitation of proxies in support of the election of my director-nominees from either direct or indirect beneficial ownership of the common stock of Firstmark. As to my director-nominees, I believe that directors should be compensated for their service, but that this compensation should be closely aligned with the interests of shareholders. I expect that my director-nominees will receive compensation from Firstmark typical of compensation received by directors of other publicly held companies, including stock options, in exchange for their services as directors, if elected.

     Currently, Firstmark's directors and officers benefit from the maximum protection provided by Maine law with respect to director and officer liability and indemnification. Firstmark also provides its directors and officers with indemnification insurance. Public corporations customarily provide such statutory protection and insurance to their directors and officers. Each of my director-nominees have indicated that their willingness to serve as directors is predicated on the assumption that these protections and insurance will be in place and available to them if they are elected.

     Except as described below, there has been no transaction or series of similar transactions since the beginning of Firstmark's last completed fiscal year, and there is no currently proposed transaction or series of similar proposed transactions, to which Firstmark or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any participant or any associate of any participant had, or will have, a direct or indirect material interest.

     o On July 8, 2002, the Company, through its newly-formed acquisition subsidiary, Firstmark Aerospace Corp., completed the acquisition of substantially all of the assets of Tecstar Electro Systems, Inc. ("TES") used by TES in its business of manufacturing, assembling, maintaining and repairing electromechanical components and equipment used in aviation and other industries, including approximately $2 million in cash and cash equivalents, all accounts receivable, equipment, inventory and pre-paid expenses but excluding primarily the land and building in which TES operated. Firstmark acquired the assets for a purchase price of $3,600,000 in cash, $250,000 of which shall be held in escrow for three months following the closing of the transaction pending resolution of certain contingent liabilities and $50,000 of which shall be held in a reserve account to cover expenses of TES related to its land and building.

        Upon acquisition of TES, Firstmark and Mr. Azami, former Vice President and General Manager of TES, entered into a one-year employment agreement, which is renewable annually solely by Firstmark, pursuant to which he receives a base salary of $200,000 and benefits as President and Chief Operating Officer of Firstmark Aerospace Corp.

     No participant in my solicitation has been convicted, in the last 10 years, in any criminal proceeding (other than traffic violations or similar misdemeanors).

Compensation of Certain Director-Nominees by Firstmark

     Except as described below, none of my director-nominees and no associate of any of my director-nominees has received any compensation from Firstmark as a director or executive officer of Firstmark.

     I was President and Chief Executive Officer of Firstmark from November 14, 2001 until August 5, 2002, when I was removed from my position with the Company by its board. The following table sets forth the annual compensation paid to me by Firstmark for the fiscal year ended December 31 2001.

                           Summary Compensation Table

                                        Annual Compensation
       Name and                         --------------------        All Other
  Principal Position          Year      Salary         Bonus      Compensation
  ------------------          ----      ------         -----      ------------
H. William Coogan, Jr. (1)    2001     $37,500           --             --
  President and CEO
------------------
(1) I was hired on November 14, 2001 and my salary was accrued for in 2001 but paid in January 2002.

     I received no stock options during my term as President and CEO of Firstmark and I have received no compensation for my service as a member of the board of directors of Firstmark.

Additional Information About My Director-Nominees

     I served as President and Chief Executive Officer of Firstmark from November 2001 until August 5, 2002, when I was removed from my position with the Company by its board. I also served as Chairman of the board of directors of Firstmark from November 2001 until August 5, 2002, when I was removed from such position by the board. I remain a director of Firstmark. Other than me and Mr. Ezami, who serves as a director of Firstmark and is also President and Chief Operating Officer of Firstmark Aerospace Corp., a subsidiary of the Company, none of my director-nominees presently hold any positions with Firstmark.

     There is no arrangement or understanding between any of my director-nominees and any other person pursuant to which a director-nominee was selected as a director-nominee.

     To the best of my knowledge, none of my director-nominees is employed by any other director-nominee. All of my director-nominees are citizens of the United States.

     There is no family relationship (within the meaning of the federal securities laws) between any of my director-nominees and (i) any other of my director-nominees or (ii) any director of Firstmark, executive officer of Firstmark or person nominated by Firstmark to become a director or executive officer.

     Except as provided herein, none of my director-nominees (i) has any business relationship that is required to be disclosed by the federal proxy rules; (ii) has had any such relationship since the beginning of Firstmark's most recently completed fiscal year; or (iii) has, since the beginning of Firstmark's last completed fiscal year, been indebted to Firstmark or any of its subsidiaries.

     In order to prevent the current board of Firstmark from further delaying or avoiding the Annual Meeting, I (along with my spouse, Susan C. Coogan, as Trustee of The H. William Coogan Irrevocable Trust, a shareholder of Firstmark), filed a complaint on August 6, 2002 in the United States District Court for the District of Maine seeking a court order to, among other things, enjoin the Company from (1) taking any actions to prevent or delay the Substitute Annual Meeting of Shareholders of Firstmark called for September 6, 2002 pursuant to the Call; and (2) issuing any shares of the Company's stock. On August 7, 2002, I (along with my spouse, Susan C. Coogan, as Trustee of The H. William Coogan Irrevocable Trust), filed a motion for an ex parte temporary restraining order and preliminary injunction in the United States District Court for the District of Maine requesting that the court enter an order to, among other things, enjoin the Company and certain of its directors from in any way attempting to change either the record date set for the Annual Meeting or the date of the shareholders meeting scheduled for September 6, 2002 or in any way preventing or hindering the meeting from taking place on that date. On August 8, 2002, the court entered such an order. Other than as set forth in this and the preceding paragraph, to my knowledge there is, and has been, no legal or other proceeding involving any director-nominee that is required to be disclosed under the federal proxy rules.

Section 16(a) Beneficial Ownership Reporting Compliance

     None of my director-nominees has failed to file reports related to Firstmark that are required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                                                                         ANNEX B


                          SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS AND MANAGEMENT OF FIRSTMARK

     The following table sets forth certain information as to the number and percentage of shares of outstanding common stock owned by each person owning at least 5% of Firstmark's common stock, each executive officer and director owning stock, each director-nominee of Firstmark, and all officers and directors as a group. Except for information with respect to me, my director-nominees, the Trust and Ms. Coogan, the following information is based solely upon the preliminary proxy statement filed by Firstmark with the Securities and Exchange Commission on ____________, 2002. Because Firstmark has not provided any information in its preliminary proxy statement or other SEC filings as to the ownership of the shares of preferred stock, this table only includes information regarding Firstmark's common stock.

[table to be included after Company's filing of proxy materials related to the Annual Meeting]

                        P R E L I M I N A R Y  P R O X Y

                                FIIRSTMARK CORP.

             PROXY FOR THE SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS

    THIS PROXY IS SOLICITED BY H. WILLIAM COOGAN, JR. AND NOT BY THE BOARD OF
                          DIRECTORS OF FIRSTMARK CORP.

     The undersigned shareholder of Firstmark Corp. (the "Company") revokes all previous proxies and hereby appoints H. William Coogan, Jr. as attorney and proxy with full power of substitution and revocation, to represent the undersigned at the Substitute Annual Meeting of Shareholders to be held on Friday, September 6, 2002 at 2:30 p.m., Eastern Time, at One Portland Square, Ninth Floor, Portland, Maine, 04101, and at any adjournment, postponement or rescheduling thereof (the "Annual Meeting"), with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

     This proxy, when properly executed, will cause your shares to be voted as you direct. If you return this proxy, properly executed, without specifying a choice, your shares will be voted for items (1), (2) and (3) below.

                             H. WILLIAM COOGAN, JR.
         RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW

1. To fix the number of directors to serve until the next annual meeting of shareholders at __.


         [  ]  FOR                  [  ] AGAINST                  [  ]  ABSTAIN

2.    Election of Directors.


        NOMINEES: Timothy W. Byrne, H. William Coogan, Jr., Alireza Ezami, John D. McCown, George C. Odden and John T. Wyand



         [  ]  FOR all nominees     [  ]  WITHHOLD AUTHORITY              [  ] FOR all nominees, except vote withheld
                                          to vote for all nominees             from the following nominee(s):


                                                                            ------------------------------------------

                                                                            ------------------------------------------

                                                                            ==========================================




3. Ratification of the selection of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.


         [  ]  FOR                  [  ] AGAINST                  [  ]  ABSTAIN


4. Discretionary Authority. To grant the proxy discretionary authority with respect to other matters that may come before the annual meeting:


         [  ]   GRANT               [  ] WITHHOLD


         This Proxy, when properly executed, will be voted as specified. If no specification is made, this Proxy will be voted in accordance with the proxy holder's independent business judgment.



SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
  SIDE                                                                 SIDE

     Unless you withhold discretionary authority pursuant to item no. 4 above, the proxy will vote your shares in accordance with its discretion on matters not described in this proxy statement that may arise at the Annual Meeting, other than any matters as to which the rules promulgated by the Securities and Exchange Commission or any applicable state law do not permit discretionary voting.


Sign:             Date:        , 2002    Sign:             Date:         , 2002
      ----------       --------                -----------      ---------

Title:                                   Title:
       ---------                               -----------



Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies previously given by the signer to vote at the Annual Meeting.



               PLEASE SIGN, DATE, AND MAIL THIS PROXY SHEET TODAY.